UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2026

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K, on March 30, 2021, Alerus Financial Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with the Bank of North Dakota (the “Purchaser”), pursuant to which the Company sold and issued a $50.0 million Subordinated Note due 2031 (the “Note”). The Note was issued by the Company to the Purchaser at a price equal to 100% of its face amount. The Company used the net proceeds it received from the sale of the Note for general corporate purposes, including supporting its regulatory capital ratios and investing in the Company’s subsidiary, Alerus Financial, National Association. The Purchase Agreement contained certain customary representations, warranties and covenants made by the Company.

On March 30, 2026, the Company and the Purchaser entered into a Modification Agreement (the “Modification Agreement”), amending certain terms of the Purchase Agreement and the Note. As modified by the Modification Agreement, the stated maturity of the Note was extended from March 30, 2031 until March 30, 2036. The modified Note is redeemable, in whole or in part, on or after March 30, 2031, and at any time upon the occurrence of certain events. The modified Note will bear interest at an annual fixed interest rate of 6.75% until March 30, 2031. From March 30, 2031 to the maturity date or early redemption date, the interest rate for the modified Note will reset and will be fixed until March 30, 2036, at a rate equal to the five year advance rate set by the Federal Home Loan Bank of Des Moines on such date plus 3.00%. Other than as described above, the Modification Agreement does not modify or amend any material terms of the Purchase Agreement and the Note.

The Modification Agreement is attached as Exhibit 10.1, to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference. The foregoing description of the Modification Agreement is a summary and is qualified in its entirety by reference to the full text of such document.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation and the Securities and Exchange Commission. Any forward-looking statement made by us in this report are based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Modification Agreement by and between Alerus Financial Corporation and the Bank of North Dakota, dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBLR document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2026	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer